EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-162279 and 333-160682) and Form S-8 (No. 333-150517 and 333-138398) of Citizens & Northern Corporation and subsidiaries of our reports dated February 20, 2014, relating to the consolidated financial statements and the effectiveness of Citizens & Northern Corporation and subsidiaries’ internal control over financial reporting, which appears in this Form 10-K.

/s/ParenteBeard LLC

Williamsport, Pennsylvania
February 20, 2014